Exhibit 4.1

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NXT-ID, INC.,
a Delaware corporation

WARRANT TO PURCHASE

SHARES OF COMMON STOCK

(SUBJECT TO ADJUSTMENT)

Warrant No: ___	May [_], 2016

This certifies that, for value received, [__________], or its registered assigns (the “Holder”), shall be entitled to receive, subject to the terms set forth below, following the termination of the IPA (as defined herein) (other than a termination pursuant to Section 9(r)(iii) thereof) (the “Termination Date”) the number of shares (subject to adjustment as described herein) of common stock (the “Common Stock”) of Nxt-ID, Inc., a Delaware corporation (the “Company”) equal to (a) $600,000 divided by (b) the Per Share Price (as defined in the IPA) multiplied by (c) the Holder’s Pro Rata Share (as defined in the IPA), with or without surrender hereof consistent with Section 1 of this Warrant at the principal office of the Company, at 285 North Drive, Suite D, Melbourne, FL 32934 (“Principal Office”); provided, however, that this Warrant shall be null and void immediately upon (i) the closing of the transactions contemplated by that certain Interest Purchase Agreement (the “IPA”) by and among the Company, the Holder and the members of the Holder, dated as of the date hereof, or (ii) the termination of the IPA pursuant to Section 9(r)(iii) thereof. The number of shares of Common Stock issuable hereunder is subject to adjustment as provided in Section 4 below. Unless the context otherwise requires, the term “Common Stock” shall include the common stock at the time receivable upon the exercise of this Warrant. The term “Warrant,” as used herein, shall mean this Warrant and any other Warrants delivered in respect therefor as provided herein. All capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the IPA.

1.            Exercise. Following the Termination Date and until the Expiration Date (as defined herein), the Holder may exercise all or any portion of this Warrant by written notice to the Company thereof and the Company shall issue the shares of Common Stock so exercised for by the Holder as required hereby (each a “Warrant Share” and, collectively, the “Warrant Shares”), and deliver or cause to be delivered to the Holder (or its assignees) by crediting the account of such Person’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system if the Company is then a participant or another established clearing corporation performing similar functions, if available, and otherwise by physical delivery of a certificate or certificates for the number of Warrant Shares issuable upon such exercise, within three (3) Trading Days after such exercise date.

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2.            Shares Fully Paid; Payment of Taxes. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid, and non-assessable, and the Company shall pay all taxes and other governmental charges (other than income taxes to the Holder) that may be imposed in respect of the issue or delivery thereof.

3.            Transfer and Exchange; Put Right.

A.            By its acceptance of this Warrant, the Holder agrees that this Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be pledged, hypothecated, sold, made subject to a security interest, or otherwise transferred without: (a) an effective registration statement for such Warrant under the Securities Act of 1933, as amended (the “Act”), and such applicable state securities laws; or (b) an opinion of counsel reasonably satisfactory to the Company that registration is not required under the Act or under any applicable state securities laws.

B.            Upon compliance with applicable federal and state securities laws as set forth in Section 3(A) above, on the books of the Company maintained for such purpose at its Principal Office, the Holder may transfer this Warrant and all rights hereunder, in whole or in part, in person or by duly authorized attorney, upon surrender of this Warrant together with a completed and executed assignment form in the form attached hereto as Exhibit A and payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the Company will issue and deliver to the assignee a new Warrant with respect to the shares of Common Stock for which it is exercisable that have been transferred, and the Company will deliver to the Holder a new Warrant or Warrants with respect to the shares of Common Stock not so transferred. A Warrant may be transferred only by the procedure set forth herein. No transfer shall be effective until such transfer is recorded on the books of the Company, provided that the Company promptly records such transfers. Until such transfer on such books, the Company shall treat the registered Holder hereof as the owner of the Warrant for all purposes.

C.            Until the Warrant Shares have been registered under the Act, transfer of the Warrant Shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant. Until such Warrant Shares have been registered under the Act or the Act otherwise permits removal of this legend, the certificates representing such Warrant Shares shall bear substantially the following legend:

“THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL: (a) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO; OR (b) IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, REGISTRATION UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.”

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D.            The Holder and the Company agree to execute such other documents and instruments as counsel to the Company deems reasonably necessary to effect the compliance of the issuance of this Warrant and any Warrant Shares issued upon exercise hereof with applicable federal and state securities laws, including compliance with applicable exemptions from the registration requirements of such laws.

E.            The Company acknowledges that the Holder has the right to require the Company to repurchase any or all of the Warrant Shares issued to Holder in accordance with the terms of the IPA.

4.            Anti-Dilution Provisions. The number and kind of securities issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

A.            Adjustment for Stock Splits and Combinations. If the Company at any time or times on or after the date hereof (the “Original Issuance Date”) effects a subdivision of the outstanding Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), whether by stock split, dividend, recapitalization or otherwise, the number of Warrant Shares that are issuable upon exercise of this Warrant immediately before that subdivision shall be proportionately increase. Conversely, if the Company at any time or times on or after the Original Issuance Date combines the outstanding shares of Common Stock into a smaller number of shares, the number of Warrant Shares that are issuable upon exercise of this Warrant immediately before that combination shall be proportionately decreased. Any adjustment under this Section 4(A) shall become effective at the close of business on the date that the subdivision or combination becomes effective.

B.            Adjustment for Reclassification, Exchange, and Substitution. In the event that at any time or times on or after the Original Issuance Date the Common Stock issuable upon the exercise of the Warrants is changed into the same or a different number of shares of any class or classes of stock—whether by recapitalization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 4)—then and in any such event, each Holder of Warrants shall have the right thereafter to exercise such Warrants to receive the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification, or other change by holders of the maximum number of shares of Common Stock for which such Warrants could have been exercised immediately prior to such recapitalization, reclassification, or change, all subject to further adjustment as provided herein.

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C.            Reorganizations, Mergers, Consolidations, or Sales of Assets. If at any time or times on or after the Original Issuance Date there is a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this Section 4), or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation, or sale, provisions shall be made so that the Holders of the Warrants shall thereafter be entitled to receive upon exercise of the Warrants the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon exercise would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the Holders of the Warrants after the reorganization, merger, consolidation, or sale to the end that the provisions of this Section 4 (including adjustment of the number of shares to be received upon exercise of the Warrants) shall be applicable after that event and be as nearly equivalent as may be practicable.

D.            Number of Warrant Shares. In the event of any other corporate action or transaction having substantially the same effect as any of the actions or transactions described in any of Sections 4(A), (B) or (C), but which is not specifically described in any of such Sections, then, simultaneously with such action or transaction, the number of Warrant Shares that will be issuable upon exercise of this Warrant shall be increased or decreased proportionately, or such other adjustments shall be made to the capital stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon exercise of this Warrant would have been entitled on such action or transaction, as applicable, as shall be equitable under the circumstances.

E.            The Company will not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment.

5.            Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction, or mutilation of any Warrant and (in the case of loss, theft, or destruction) of indemnity satisfactory to it (in the exercise of reasonable discretion) and (in the case of mutilation) upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof a new Warrant of like tenor.

6.            Reservation of Common Stock. The Company shall at all times reserve and keep available for issue (free from preemptive rights) upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All of the shares of Common Stock issuable upon the exercise of the rights represented by this Warrant will, upon issuance in accordance with the terms of this Warrant, be fully paid and non-assessable and free from all preemptive rights, rights of first refusal or first offer, taxes, liens (other than liens created by the Holder), and charges of whatever nature with respect to the issuance thereof. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the trading market upon which the Common Stock may be listed.

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7.            No Rights as Stockholder Conferred by Warrants. Other than as provided in Section 4, this Warrant shall not entitle the Holder hereof to any of the rights, either at law or in equity, of a stockholder of the Company.

8.            Notices. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, and/or by a nationally recognized overnight courier service to the address the Holder furnishes to the Company in writing.

9.            Amendments, Modifications, and Waivers. No terms of this Warrant may be amended, modified, or waived except by the express written consent of the Company and the Holder.

10.           Endorsement of Warrants. When presented or surrendered for exchange, transfer, or registration, the Warrant shall be accompanied (if so required by the Company) by an assignment in the form attached hereto as Exhibit A or such other written instrument of transfer in form satisfactory to the Company duly executed by the registered Holder or by his duly authorized attorney.

11.           Agreement of Warrant Holders. The Holder—and, to the extent that portions of this Warrant are assigned and there is more than one Holders of Warrants exercisable for the Warrant Shares, every Holder of a Warrant—by accepting the same, consents and agrees with the Company and with all other Warrant Holders that: (a) the Warrants are transferable only as permitted by Section 3 above; (b) the Warrants are transferable only on the registry books of the Company as herein provided; and (c) the Company may deem and treat the person in whose name the Warrant certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

12.           Payment of Taxes. The Company will pay all stamp, transfer, and other similar taxes payable in connection with the original issuance of this Warrant and the shares of Common Stock issuable upon exercise thereof, provided, however, that the Company shall not be required to (a) pay any such tax which may be payable in respect of any transfer involving the transfer and delivery of this Warrant or the issuance or delivery of certificates for shares of Common Stock issuable upon exercise thereof in a name other than that of the registered Holder of this Warrant; or (b) issue or deliver any certificate for shares of Common Stock upon the exercise of this Warrant until any such tax required to be paid under clause (a) shall have been paid, all such tax being payable by the Holder of this Warrant at the time of surrender.

13.           Fractional Interest. The Company shall not be required to issue fractional shares of Common Stock on the exercise of this Warrant. If more than one Warrant shall be presented for exercise at the same time by the Holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of shares of Common Stock acquirable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would be issuable on the exercise of any Warrant (or specified portion thereof), then the number of shares issuable shall be rounded to the nearest whole number of shares. The Holder by his acceptance of this Warrant expressly waives any and all rights to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Price Per Share or round up to the next whole share.

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14.           Entire Agreement. This Warrant constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein.

15.           Successors and Assigns. All covenants and provisions of this Warrant by or for the benefit of the Company or the Holder of this Warrant shall bind and inure to the benefit of their respective successors, permitted assigns, heirs, and personal representatives. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

16.           Termination. This Warrant shall terminate at 11:59 p.m., Eastern Time, on the fifth (5th) anniversary of the Termination Date (the “Expiration Date”).

17.           Headings. The headings in this Warrant are for purposes of convenience in reference only and shall not be deemed to constitute a part hereof.

18.           Governing Law, Etc. This Warrant shall be governed by and construed exclusively in accordance with the internal laws of the State of Delaware without regard to the conflicts of laws principles thereof.

19.           WAIVER OF JURY TRIAL. THE COMPANY AND EACH HOLDER HEREOF HEREBY UNCONDITIONALLY WAIVE ANY RIGHT TO A JURY TRIAL WITH RESPECT TO AND IN ANY ACTION, PROCEEDING, CLAIM, COUNTERCLAIM, DEMAND OR OTHER MATTER WHATSOEVER ARISING OUT OF THIS WARRANT OR ANY AGREEMENT, DOCUMENT OR INSTRUMENT CONTEMPLATED BY THIS WARRANT.

20.            Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

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WARRANT SIGNATURE PAGE

Dated: __________, 2016	NXT-ID, INC.

By:
Name:
Title:

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EXHIBIT A

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	Number of Shares

and does hereby irrevocably constitute and appoint __________________________ Attorney to make such transfer on the books of Nxt-ID, Inc., maintained for this purpose, with full power of substitution in the premises.

Dated: ______________

(Signature)

(Witness)

The undersigned Assignee of the Warrant hereby makes to Nxt-ID, Inc., as of the date hereof, with respect to the Assignee, all of the representations and warranties made by the Holder, and the undersigned Assignee agrees to be bound by all the terms and conditions of the Warrant.

Dated: ______________

(Signature)

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